UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Amendment of Loan and Security Agreement.

On February 14, 2014, IntriCon Corporation (the “Company”) and its domestic subsidiaries entered into a Sixth Amendment to the Loan and Security Agreement and Waiver with The PrivateBank and Trust Company. The amendment, among other things:

•	extended the term loan and revolving loan maturity date to February 28, 2018, keeping the existing term loan amortization schedule in place;
•	increased the eligible accounts receivable borrowing capacity under the revolving line of credit facility. Under the revolving credit facility as amended, the availability of funds depends on a borrowing base composed of stated percentages of the Company’s eligible accounts receivable and inventory, less a reserve;
•	amended the applicable base rate margin, applicable LIBOR rate margin, applicable LOC fee and applicable non-use fee based on the then applicable leverage ratio;
•	amended the funded debt to EBITDA and fixed charge coverage covenants;
•	revised the definition of net income to exclude losses from discontinued operations;
•	approved the application of net proceeds from the IntriCon Tibbetts asset sale against amounts outstanding under the revolving credit facility; and
•	waived certain financial covenant defaults as of December 31, 2013.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release of the Company issued in connection with the amendment is furnished as Exhibit 99.1.

Item 2.02      Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.2 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On February 19, 2014, IntriCon Corporation (the “Company”) announced earnings for the quarter and year ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.2 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Exchange Act.

The information contained under Item 2.02 is incorporated herein by reference.

2

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to Loan and Security Agreement and Waiver among the Company, IntriCon, Inc., IntriCon Tibbetts Corporation, IntriCon Datrix Corporation and The PrivateBank and Trust Company, dated as of February 14, 2014.

99.1	Press Release dated February 14, 2014 concerning amendment of credit facilities.

99.2	Press Release dated February 19, 2014 concerning earnings.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: February 19, 2014

4

Exhibit Index

10.1	Sixth Amendment to Loan and Security Agreement and Waiver among the Company, IntriCon, Inc., IntriCon Tibbetts Corporation, IntriCon Datrix Corporation and The PrivateBank and Trust Company, dated as of February 14, 2014.

99.1	Press Release dated February 14, 2014 concerning amendment of credit facilities.

99.2	Press Release dated February 19, 2014 concerning earnings.

5